UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
         DATE OF REPORT (date of earliest event reported) April 17, 2006

                       Commission file number: 0-29836

			      MYCOM GROUP, INC.
______________________________________________________________________________
        (Exact name of small business issuer as specified in its charter)

          Nevada		                      33-0677545
______________________________________________________________________________
(State or other jurisdiction of 	    (IRS Employer Identification No.)
incorporation or organization)

		   602 Main Street, Cincinnati, Ohio  45202
______________________________________________________________________________
                   (Address of principal executive offices)

	                       (513) 891-7867
______________________________________________________________________________
                        (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of thefollowing provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 1.01           Entry into a Material Definitive Agreement
      and
Item 2.01	Completion of Acquisition or Disposition of Assets

Mycom Group, Inc. announces the April 17, 2006 consummation of a definitive asset purchase agreement with Rippe & Kingston System, Inc.. The agreement relates to the sale of the assets of its Software Sales Division to Rippe & Kingston Systems, Inc.. The sale, valued at $850,000 included cash at closing of approximately $122,000, the assumption of approximately $528,000 of liabilities and future payments in the amount of $200,000. The business being sold represents substantially all of Mycom's total sales volume.




Exhibit No.

10.9                    Asset Purchase Agreement


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 18, 2006                      Mycom Group, Inc.

                                        By: /s/Rob R. Bransom
                                            ---------------------
                                      Name: Rob R. Bransom
                                     Title: Chief Executive Officer








                               Exhibit No. 10.9


                            ASSET PURCHASE AGREEMENT

            THIS AGREEMENT is entered into as of April 17, 2006 by and between RIPPE & KINGSTON SYSTEMS, INC., an Ohio corporation ("Buyer"), and MYCOM GROUP, INC., a Nevada corporation ("Seller").

                                     RECITALS
            WHEREAS, Seller desires to sell and Buyer desires to buy the Purchased Assets, and Buyer is willing to assume the Assumed Liabilities, for the consideration and on the terms and conditions described herein.

                                     AGREEMENT
            In consideration of the foregoing Recitals and the mutual promises contained in this Agreement, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1	Definitions.  For purposes of this Agreement, the following
terms have the meanings specified or referenced below.

            "Accounts Receivable" means all accounts receivable and other monies due to Seller, but specifically excluding (i) royalties or funds payable to Seller by SecurePipe, Inc. from Seller's sale of its managed service business, and (ii) royalties or funds payable to Seller by DLP Technologies, Inc. from Seller's sale of its network services business.

            "Action" means any action, claim, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, in Law or in equity, or before any arbitrator or Governmental Entity.

            "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

            "Agreement" means this Asset Purchase Agreement together with its exhibits and schedules, and all agreements, certificates and other documents delivered at Closing, as any of the same may be amended from time to time.

            "Allocation" is defined in Section 2.8.

            "Approval" means an authorization, consent, consent to assignment, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Entity or any other Person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing, that is necessary in order to consummate the Transaction.

            "Assumed Liabilities" is defined in Section 2.2.

            "Business" means Seller's business of reselling software, but specifically excluding (i) the managed service business that Seller previously sold to SecurePipe, Inc., and (ii) the network services business that Seller previously sold to DLP Technologies, Inc.

            "Buyer" is defined in this Agreement's opening paragraph.

            "Buyer's Disclosure Schedule" means Buyer's Disclosure Schedule attached to this Agreement. The sections of Buyer's Disclosure Schedule are numbered to correspond to the applicable sections of this Agreement; provided that any matter disclosed in any section of Buyer's Disclosure Schedule will be deemed to be disclosed in all applicable sections of Buyer's Disclosure Schedule, but only to the extent that the relevance of such matter to such other section or sections of Buyer's Disclosure Schedule is reasonably apparent.

            "Buyer Indemnified Persons" is defined in Section 7.1.

             "Closing" means the closing of the purchase and sale provided for in this Agreement.

            "Closing Net Liabilities" is defined in Section 2.6(b).

            "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            "Competing Business" is defined in Section 5.2.

            "Contract" means any written agreement, contract, indenture, obligation, promise or understanding (whether written or oral), including any amendment, extension, renewal, guarantee and other supplement with respect thereto.

            "Customer Contracts" is defined in Section 3.11.

            "Deductible Amount" is defined in Section 7.4.

            "Distribution and Reseller Contracts" is defined in Section 3.11.

            "Dollars" and "$" refer to United States dollars and other lawful currency of the United States of America.

            "Effective Date" means the date hereof.

            "Encumbrance" means any claim, lien, pledge, option, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of Law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof, except for (a) Encumbrances that are statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other Encumbrances imposed by Law created in the ordinary course for amounts not yet due; (b) deposits made in the ordinary course of business; (c) Encumbrances that are Assumed Liabilities; and (d) liens for Taxes not yet due.

            "Environmental Incident" means any release of any substance that is defined or listed in, or otherwise classified pursuant to, applicable Law as a "hazardous substance," "hazardous material" or "hazardous waste."

            "Estimated Net Liabilities" is defined in Section 2.6(a).

            "Excluded Assets" is defined in Section 2.1.

            "Excluded Liabilities" is defined in Section 2.2.

            "Expiration Date" is defined in Section 7.5.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "Governmental Entity" means any United States government or any agency, regulatory authority, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, provincial or local, domestic or foreign.

            "Indemnifiable Claim" means either an Inter-Party Claim or a Third Party Claim.

            "Indemnified Party" is defined in Section 7.3(a).

            "Indemnifying Party" is defined in Section 7.3(a).

            "Intellectual Property" shall mean all trademarks (including registrations and applications), service marks (including registrations and applications), trade names, business names, Software, Internet domain names, electronic mail addresses, web pages, web sites and web site content, brand names, logos, copyrights (including registrations and applications), and patents (including issues and applications), and any licenses of the foregoing, relating to, or used by Seller in connection with the Business or the line of business using the name "Broughton" or any derivative thereof, and any and all trade secrets, confidential information, inventions, know-how, formulae, process, procedures, research records, market surveys and any and all other intellectual property rights owned or licensed to Seller and relating to or used by Seller in connection with the Business or the line of business using the name "Broughton" or any derivative thereof or as set forth on Schedule 3.6, but specifically excluding the following intellectual property and the rights related thereto: (i) the names "The Mycom Group", "Mycom", and "MycomPro"; and
(ii) the Internet domain name and electronic mail address "mycom.com".

            "Inter-Party Claim" is defined in Section 7.3(c).

            "Knowledge" means:

            (a)	when used with respect to Seller, knowledge of a particular fact or other matter of which (i) Rob Bransom, Carol Weinstein, or any of Seller's current employees are actually aware, or (ii) Rob Bransom, Carol Weinstein, or any of Seller's current employees could be expected to discover or otherwise become aware in the course of conducting a reasonably comprehensive investigation thereof; and

            (b)	when used with respect to Buyer, knowledge of a particular fact or other matter of which (i) George Kingston or any of Buyer's current employees are actually aware, or (ii) George Kingston or any of Buyer's current employees could be expected to discover or otherwise become aware in the course of conducting a reasonably comprehensive investigation thereof.

            "Law" means any constitutional provision, statute or other law, rule or regulation of any Governmental Entity and any Order.

            "Lease" means the Lease Agreement between Gwynne Building Partners and the Seller, as successor in interest to The MYCA Group dated December 7, 1995, as amended.

            "Leased Property" means the real property leased by Seller and used in the Business, and all fixtures and improvements attached thereto, in which Seller has a leasehold interest, located at 602 Main Street, Suite 1100, Cincinnati, Ohio, 45202.

            "Loss" means any cost, damage, disbursement, expense, liability, loss, penalty or settlement (reduced by any resulting, realizable tax benefit) of any kind or nature.

            "Material Adverse Effect" means any material adverse change in or effect on the assets, financial condition, or results of operations of the Business as conducted as of the Effective Date; provided, however, that the following will not constitute a Material Adverse Effect: (i) termination of employment of any person or persons; (ii) general economic conditions; (iii) any changes generally affecting the industries in which Seller currently operates the Business; or (iv) anything specifically disclosed in Seller's Disclosure Schedule.

            "Material Contract" is defined in Section 3.11.

            "Net Liabilities" means the difference between (1) amounts collected by Buyer on the Accounts Receivable and (2) the amount of the Assumed Liabilities.

            "Order" means any decree, injunction, judgment, order or writ of a Governmental Entity.

            "Person" means an association, corporation, individual, partnership, limited liability company, trust or any other entity or organization.

            "Plans" is defined in Section 3.9(a).

            "Purchased Assets" is defined in Section 2.1.

            "Purchase Price" is defined in Section 2.3.

            "Seller" is defined in this Agreement's opening paragraph.

            "Seller's Disclosure Schedule" means Seller's Disclosure Schedule attached to this Agreement. The sections of Seller's Disclosure Schedule are numbered to correspond to the applicable sections of this Agreement; provided that any matter disclosed in any section of Seller's Disclosure Schedule will be deemed to be disclosed in all applicable sections of Seller's Disclosure Schedule, but only to the extent that the relevance of such matter to such other section or sections of Seller's Disclosure Schedule is reasonably apparent.

            "Seller Indemnified Persons" is defined in Section 7.2.

            "Seller's Year End Statements" is defined in Section 3.10.

            "Software" means all computer software, programs, source code, object code, electronic data processing systems, processing techniques, formulae, algorithms, flow charts, screens, user interfaces, and report formats, and all files, manuals, work papers and other documentation related thereto (to the extent in Seller's possession), owned by or licensed to Seller and relating to or used by Seller in connection with the Business, including, without limitation, the software known as Peachtree (including, without limitation, the user license related thereto) and all of Seller's customer management relationship software (such as, but not limited to, the customer management relationship software known as Telemagic) and the database relating to, within, or utilized by or in connection with, any such software.

            "Target Net Liabilities" is defined in Section 2.6(a).

            "Tax" means any foreign, federal, state, provincial, county or local, including income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, alternative or minimum, capital stock, production, business and occupation, unemployment, social security, ad valorem, value added, profits, stamp, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity and any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof.

            "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

            "Third Party Claim" is defined in Section 7.3(b).

            "Transaction" means the sale and purchase of the Purchased Assets and assignment and assumption of the Assumed Liabilities as affected by this Agreement.

            "Weinstein Group" means The Weinstein Group, LLC.


                                  ARTICLE II
                          SALE AND PURCHASE OF ASSETS;
                      ASSUMPTION OF LIABILITIES; CLOSING

            2.1	Sale of Assets by Seller.  Subject to the terms of this
Agreement, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from Seller, free and clear of all Encumbrances, all of the assets, properties, rights, privileges, claims and rights under Contracts of every kind and nature (including, without limitation, those Contracts listed on Schedule 2.5(b)(10)), real and personal, tangible and intangible, absolute or contingent, owned, held or leased by Seller that are used in the Business (including, without limitation, all client and customer lists and records, as well as data, records, and databases related to the operation of the Business) together with the goodwill associated therewith, and such other assets as more fully described on Schedule 2.1(a) (the "Purchased Assets"). Notwithstanding the foregoing, the Purchased Assets do not include, and Seller is not selling, transferring, assigning or conveying to Buyer, any right, title or interest in or to, the assets described on
Schedule 2.1(b) (the "Excluded Assets").

            2.2	Assumption of Liabilities.  Subject to the terms of this
Agreement, Seller hereby assigns, and Buyer hereby assumes and agrees to pay, perform or otherwise discharge, as the same become due in accordance with their respective terms, only the following liabilities and obligations of Seller that relate to the Business (the "Assumed Liabilities"):

      		(i)	trade accounts payable incurred by Seller reflected on
the Statement of Closing Net Liabilities delivered in accordance with Section 2.6(b); and

            	(ii)	the unpaid principal and accrued and unpaid interest
balance on the note payable by Seller to WRQ, Inc., the unpaid principal balance not to exceed $200,331.40.

Except for the Assumed Liabilities, Buyer is not assuming any, and Seller is retaining all, of the debts, liabilities, duties and/or obligations, whether known or unknown, fixed or contingent, of Seller that relate to the Business or otherwise, including without limitation, the liabilities and obligations of Seller listed on Schedule 2.2 (the "Excluded Liabilities").

            2.3	Purchase Price.  The purchase price for the Purchased Assets
(the "Purchase Price") is Five Hundred Thousand Dollars ($500,000), plus the assumption of the Net Liabilities, to be adjusted pursuant to Section 2.6. The Purchase Price is being paid $300,000 with the execution of this Agreement by wire transfer of immediately available funds in Dollars to the account(s) specified by Seller to Buyer, subject to adjustment as provided herein. The remaining portion of the Purchase Price ($200,000) shall be paid $100,000, on the date six (6) months after the Effective Date, and $100,000, on the date one
(1) year after the Effective Date, subject to any adjustment of the Net Liabilities set forth in Section 2.6 and subject to Buyer's right of set-off for any amounts owing to Buyer.

            2.4	Closing.  The Closing is being held simultaneously with the
execution and delivery of this Agreement. The Closing is taking place at the offices of Seller, 602 Main Street, Suite 1100, Cincinnati, Ohio, 45202, or at such other location as the parties mutually agree.

            2.5	Closing Deliveries; Condition to Closing.

            (a)	Buyer Deliveries at Closing.  In addition to that portion of the Purchase Price payable upon execution of this Agreement, Buyer hereby delivers to Seller (unless delivered previously), each duly executed by Buyer, as applicable:

                  (1)	counterpart signatures to this Agreement and each of
the other documents to which it is a party relating to the Transaction;

                  (2)	such instruments of assignment and assumption, in form
and substance reasonably satisfactory to Seller and Seller's counsel, as shall be necessary for Buyer to assume the Assumed Liabilities; and

            	  (3)	certified resolutions of the Board of Directors of Buyer
authorizing the execution, delivery and performance of this Agreement and the other documents, instruments and agreements contemplated hereby, and the consummation of the Transaction, and confirming the identity of the officers of Buyer.

            (b)	Seller Deliveries at Closing.  Seller hereby delivers to Buyer
(unless delivered previously), each duly executed by Seller, as applicable:

                  (1)	a schedule (as of the Effective Date) of the Dollar
amount of the Estimated Net Liabilities as required by Section 2.6;

                  (2)	counterpart signatures to this Agreement and each of
the other documents to which it is a party relating to the Transaction;

                  (3)	a bill of sale and assignment and such other instruments
of transfer and conveyance, in form and substance reasonably satisfactory to Buyer and Buyer's counsel, and such keys, combinations, codes and passwords as shall be necessary or effective to vest in Buyer title to and possession of the Purchased Assets free and clear of all Encumbrances;

                  (4)	assignments of all registered trademarks and other
registered Intellectual Property, in form suitable to record with the appropriate Governmental Entity, to the extent appropriate and necessary;

                  (5)	copies of releases of all Encumbrances against any of
the Purchased Assets (including, without limitation, Encumbrances against the Purchased Assets held by First Financial Bank or by Lance White);

            	  (6)	certified resolutions of the Board of Directors and
shareholders of Seller authorizing the execution, delivery and performance of this Agreement and the other documents, instruments and agreements contemplated hereby, and the consummation of the Transaction, and confirming the identity of the officers of Seller;

            	  (7)	[Intentionally omitted.];

            	  (8)	an opinion of seller's counsel, dated the date of
Closing, satisfactory to Buyer;

            	  (9)	written acknowledgement from the Weinstein Group that
it has been paid for all obligations owed to it and due at or before the Closing by the Seller in connection with this Agreement and the Transaction and that the Weinstein Group has, and will make, no claim against Buyer or any of the Purchased Assets; and

            	  (10)	consents to assignment of the contract rights from
Seller to Buyer for those Contracts set forth on Schedule 2.5(b)(10).

            (c)	Condition Precedent to Buyer's Obligation to Close.  Buyer's
obligation to purchase the Purchased Assets and to take the other actions required to be taken by Buyer at the Closing is subject to, at or prior to the Closing, the following: (1) Buyer entering into a new agreement with Attachmate/WRQ, Inc. that is acceptable to Buyer; and (2) Doris Taylor and Becky Ramey each shall have entered into an employment agreement with Buyer, containing non-competition provisions, that is acceptable to Buyer.

            2.6	Net Liabilities.

            (a)	No later than three (3) business days prior to the Effective
Date, Seller shall prepare in good faith and deliver to Buyer a written estimate of the Net Liabilities as of the Effective Date ("Estimated Net Liabilities"). To the extent the Estimated Net Liabilities is less than (for the avoidance of doubt, is a greater negative number than) Negative Three Hundred Fifty Thousand Dollars ($350,000) (the "Target Net Liabilities"), the Purchase Price shall be decreased by the amount of such difference. To the extent the Estimated Net Liabilities is greater than the Target Net Liabilities (for the avoidance of doubt, is a smaller negative number than the Target Net Liabilities, or a positive number), the Purchase Price shall be increased by the amount of such difference.

            (b)	By the date that is six (6) months after the Effective Date,
Buyer will prepare (or cause to be prepared), issue and deliver to Seller a statement of the Net Liabilities in the manner set forth on Schedule 2.6(b) as of the close of business on the day immediately preceding the Effective Date, but based on amounts collected to date by Buyer on the Accounts Receivable (the "Closing Net Liabilities"). Any Accounts Receivable included in the Purchased Assets that have not been collected by Buyer by the date that is six
(6) months after the Effective Date shall be quitclaimed by Buyer to Seller, and Seller shall have no claim against Buyer with respect to any of such quitclaimed Accounts Receivable.

            (c)	Promptly, but no later than five (5) days after issuance by
Buyer of the Closing Net Liabilities:

                  (1)	if the Closing Net Liabilities exceeds (for the
avoidance of doubt, is a smaller negative number than, or a positive number) the Estimated Net Liabilities, then Buyer will pay to Seller the excess; or

                  (2)	if the Estimated Net Liabilities exceeds (for the
avoidance of doubt, is a smaller negative number than) the Closing Net Liabilities, then Buyer will, in addition to its rights to recover such amount from Seller, reduce the balance of the Purchase Price payable, as set forth in
Section 2.3, by reducing amounts due under the two remaining $100,000 installments.

Any amounts due Seller under this Section 2.6 that are not paid when due will bear interest from the Effective Date until paid at a rate equal to 9% per annum.

            2.7	Transfer Taxes.

            (a)	Buyer shall bear all sales, transfer, stamp, real property
transfer or gains, or similar capital Taxes incurred as a result of the sale of the Purchased Assets contemplated hereby regardless of whether the Tax authority seeks to collect such Taxes from Seller or Buyer and will be responsible for interest, penalties and additions to Taxes related to such Taxes.

            (b)	Seller represents and warrants to Buyer that the Business
constitutes a business or part of a business that was established or carried on by Seller and that Seller is providing to Buyer all or substantially all of the property that can reasonably be regarded as being necessary for Buyer to be capable of carrying on the Business.

            (c)	Buyer agrees to bear, and remit to the appropriate tax
authority, all applicable retail sales tax imposed, or any similar retail sales tax imposed. Retail sales taxes billed by Seller to its customers prior to Closing and collected by Buyer after the Closing will be the responsibility of Buyer.

            2.8	Allocation of Consideration.  The Purchase Price shall be
allocated (the "Allocation") among the Purchased Assets in the manner set forth at Schedule 2.8 and in accordance with Code Section 1060 and any comparable provisions of state or local law. Buyer and Seller shall report, act and file Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the Allocation. Buyer and Seller covenant and agree that (i) neither Buyer nor Seller shall assert that this Section 2.8 was not separately bargained for at arm's length and in good faith, and (ii) neither Buyer nor Seller will take any position before any Governmental Entity, in any judicial proceeding, or in any Tax Return that is in any way inconsistent with the Allocation unless otherwise required by Law. In the event that the Allocation is disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify and consult with the other party and keep them apprised of material developments concerning resolution of such dispute.


                                 ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER

            Except as otherwise indicated on Seller's Disclosure Schedule, Seller represents and warrants to Buyer as follows:

            3.1	Organization and Related Matters.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has all necessary corporate power and authority to own its properties and to carry on the Business as presently conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state, province or other jurisdiction in which either the ownership or use of its assets, or the nature of the activities conducted by it, requires such qualification, subject only to exceptions as would not reasonably be expected to have a Material Adverse Effect.

            3.2	Authorization; No Conflicts.  Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary corporate action on Seller's part. This Agreement has been duly executed and delivered by Seller and constitutes Seller's legally valid and binding obligation, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. Except as set forth on Schedule 3.2 attached hereto, Seller's execution, delivery and performance of this Agreement, and the consummation of the Transaction, will not: (a) violate, or constitute a breach or default under: (i) such Seller's organizational documents, or (ii) any Law to which such Seller is subject; (b) violate or constitute a breach or default under, or give any Person the right to exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify any Contract, agreement, license or permit, including, without limitation, any item or Contract included in the Purchased Assets; or (c) result in the imposition or creation of any Encumbrance upon any of the Purchased Assets.

            3.3	Title to Properties; Absence of Encumbrances. Seller owns and is transferring to Buyer on the Effective Date valid title to all of the Purchased Assets (other than Purchased Assets held under lease, as to which Seller is transferring to Buyer valid rights under each such lease), free and clear of all Encumbrances. All licensed Intellectual Property included in the Purchased Assets is being used by Seller under valid, binding and enforceable licenses, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally, and is properly transferable to Buyer.

            3.4	Legal Proceeding.  There is no Order or Action pending or, to
Seller's Knowledge, threatened against or affecting Seller with respect to the Business or the Purchased Assets, or seeking to delay or prevent the consummation of the Transaction.

            3.5	Accounts Receivable.  The Accounts Receivable are validly
existing and enforceable in accordance with the terms of the instruments or documents creating them. The Accounts Receivable represent sales actually made or services actually performed or to be performed in the ordinary course of conducting the Business in bona fide transactions completed in accordance with the terms and provisions contained in any documents relating thereto.

            3.6	Intellectual Property.

            (a)	Schedule 3.6 sets forth a complete and correct list of all
patents (including issues and applications), trademarks (including registrations and applications), service marks (including registrations and applications), trade names, Software, and copyrights (including registrations and applications) included in the Intellectual Property and of all Intellectual Property licensed from any third party (other than shrink wrapped Software that is generally available in the commercial markets such as word processing programs). No claims have been made to Seller by any person or entity that (x) Seller does not own or have the right to use any Intellectual Property, or (y) the use of any Intellectual Property by Seller infringes upon the intellectual property rights of a third party and Seller knows of no valid basis for any such claim. Seller is not in default and, to Seller's Knowledge, no third party is in default under, any license, sublicense or agreement by which Seller holds or has given to others the right to use any Intellectual Property. All trademarks designated as registered on Schedule 3.6 have been duly registered with the U.S. Patent and Trademark Office, or the corresponding office of any other country or jurisdiction, to the extent set forth on Schedule 3.6.

            (b)	To Seller's Knowledge, as of the date hereof, other than with respect to customer requests for improvements and fixes, the Software contains no errors or other problems that would reasonably be likely to disrupt its operation or to have a material adverse effect on the operation of the Business.

            3.7	Compliance with Law.  Seller is in compliance with all Laws
applicable to Seller in connection with the Business, including, without limitation, all Laws of Governmental Entities pertaining to labor relations or employment matters, including those relating to equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment and withholding of taxes, and occupational health and safety.
Seller is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

            3.8	No Brokers or Finders.  Except for a commission payable to the
Weinstein Group in the amount of $20,000 at Closing and $5,000 on the date six
(6) months after the Effective Date and $5,000 on the date one (1) year after the Effective Date (for all of which Seller is solely responsible, and which shall be paid out of the Purchase Price proceeds paid at Closing, at the six
(6) month settlement, and the one (1) year settlement, as the case may be), no agent, broker, finder, investment or commercial banker or other Person, Governmental Entity or firms engaged by or acting on behalf of Seller in connection with the negotiation, execution or performance of this Agreement or the Transaction, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or the Transaction. Any commissions paid to the Weinstein Group related to or in connection with this Agreement or the Transaction, regardless of whether paid prior to Closing, at Closing, or subsequent to Closing, shall be Seller's sole responsibility and Buyer shall have no liability of any kind therefor.

            3.9	Employee Benefits.

            (a)	Schedule 3.9 lists all employee benefit plans and collective bargaining, employment or severance agreements or other similar arrangements applicable to employees of Seller who are primarily utilized in the Business (the "Plans"), including, without limitation, (1) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (2) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including, without limitation, benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (3) any employment agreement, or
(4) any other "employee benefit plan". Seller has delivered to Buyer true and complete copies of all documents and summary plan descriptions with respect to the Plans or summary descriptions of any Plans not otherwise in writing. With respect to the Plans:

                  (1)	Each such Plan (and each related trust, insurance
Contract or fund) complies in form and in operation in all material respects with the applicable requirements of applicable Laws;

                  (2)	All material obligations of Seller under each of the
Plans (i) that are due prior to the Effective Date have been paid prior to that date, and (ii) that have accrued prior to the Effective Date have been paid or properly accrued at that time; and

                  (3)	Each Plan has been administered consistent in all
material respects with its written terms.

            (b)	With respect to each Plan, no Action with respect to the
administration or the investment of the assets of such Plan (other than routine claims for benefits) is pending or, to Seller's Knowledge, threatened.

            3.10	Financial Data.  Seller has delivered to Buyer a true,
correct, and complete (a) balance sheet, and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 2005, including in each case the notes thereto (the "Seller's Year End Statements"), (b) an unaudited balance sheet of Seller as at March 31, 2006 and the related unaudited statements of income, changes in shareholders' equity, and cash flows for the three (3) months then ended (the "Interim Statement") and
(c) the operating statistics and estimated operating profit for 2005, all as set forth on Schedule 3.10 attached hereto. Such financial statements accurately reflect the results of operations of the Business utilizing appropriate matching of revenue with costs and expenses for the twelve (12) month period ending December 31, 2005 and fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flows of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (except that in the case of the Interim Statements referred to in (b) and (c) above, such statements will not contain footnotes or year-end adjustments). Such financial statements have been prepared from and are in accordance with the accounting records of Seller.

            3.11	Material Contracts.  Schedule 3.11 lists each Contract
to which the Business or the Purchased Assets are subject or by which any thereof is bound that: (a) is between Seller and the customers identified as having a "contract" on Schedule 3.12 (the "Customer Contracts"), (b) is between Seller and a third party and pursuant to which Seller is licensed or permitted to use, manufacture, sell or distribute such third party's Software or other products (the "Distribution and Reseller Contracts"), (c) requires the payment by Seller of $5,000 or more after the Effective Date, (d) limits or restricts in any material respect the ability of Seller to compete or otherwise to conduct the Business in any manner or place, (e) provides for a guaranty or indemnity by Seller (other than customary indemnities and guarantees in trade Contracts), (f) provides leasehold interests in the Leased Property, (g) grants to a third Person a right of first refusal or option with respect to the Purchased Assets, (h) provides for the extension of credit with respect to either the Business or the Purchased Assets, or (i) would be reasonably likely to have a Material Adverse Effect if breached (each, a "Material Contract"). Seller has previously delivered to Buyer true and complete copies of all Material Contracts and all amendments, addenda, and other supplements thereto. With respect to each Material Contract: (i) the arrangement constitutes the valid and binding obligation of the parties thereto, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and general principles of equity, regardless of whether considered or applied in a proceeding in equity or at law); (ii) neither Seller nor, to its Knowledge, any other party is in breach or default of such arrangement, and, to Seller's Knowledge, other than the Transaction contemplated by this Agreement, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, under the arrangement; and (iii) no party has given notice to terminate or modify the arrangement, or has repudiated any provision of the arrangement.

            3.12	Customers.  Schedule 3.12 sets forth a list of the
current customers of the Business. To the Knowledge of Seller, and except as set forth on Schedule 3.12, since January 1, 2006, none of the customers listed on Schedule 3.12 has indicated to Seller that it intends to terminate or cancel its relationship with Seller or that such customer has requested a decrease (or intends to request a decrease) in its services by 20% or more.

            3.13	Personal Property.  The computers, equipment, furniture,
fixtures, materials, supplies and other personal property included in the Purchased Assets are owned by Seller and are reasonably adequate for the continued conduct of the Business. Such personal property is in good operating condition and no item of such personal property is in immediate need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

            3.14	Adverse Changes.  Since December 31, 2005, Seller has
not incurred any material liability or obligation outside of the ordinary course of business, and, except as set forth on Schedule 3.14, to Seller's Knowledge, there has not occurred any event or circumstance that could reasonably be expected to have a Material Adverse Effect on the Business or any of the Purchased Assets.

            3.15	Tax Matters.

		(a)	All Tax Returns required to be filed by the Seller with
respect to any Taxes have been timely filed with the appropriate Governmental Entity in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, correct and complete in all material respects;

		(b)	All Taxes due in respect of all Tax periods ending on or
before the Effective Date, including, without limitation, those which are called for by the Tax Returns or for which extensions have been sought, or heretofore claimed to be due by any taxing authority from the Seller, have been timely paid;

		(c)	 The Seller has not received any notice of assessment or
proposed assessment in connection with any such Tax Returns and there are not pending Tax examinations of or Tax claims asserted against the Seller or any of its assets or properties;

		(d)	The Seller has extended, or waived the application of,
any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes;

		(e)	There are no Tax liens (other than any lien for current
Taxes not yet due and payable) on any of the assets or properties of the Seller; and

		(f)	Except as set forth on Schedule 3.15(f), the Seller has
not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

            3.16	No Undisclosed Liabilities.  Seller has no liabilities
other than those disclosed on the Estimated Net Liabilities previously delivered by Seller to Buyer pursuant to Section 2.6(a) or as stated on Schedule 2.2.


                                 ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

            Except as otherwise indicated on Buyer's Disclosure Schedule, Buyer represents and warrants to Seller as follows:

            4.1	Organization and Related Matters.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. Buyer has all necessary corporate power and authority to own its properties and to carry on its business as presently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state, province or other jurisdiction in which either the ownership or use of its assets, or the nature of the activities conducted by it, requires such qualification, subject only to exceptions as would not reasonably be expected to have a material adverse effect.

            4.2	Authorization; No Conflicts.  Buyer has all necessary corporate authority and power to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on Buyer's part. This Agreement constitutes Buyer's legally valid and binding obligation, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. Buyer's execution, delivery and performance of this Agreement, and the consummation of the Transaction, will not violate, or constitute a breach or default under any Law to which Buyer is subject.

            4.3	Legal Proceeding.  There is no Order or Action pending or, to
Buyer's Knowledge, threatened against or affecting Buyer that would reasonably be expected to have a material adverse affect on Buyer's ability to consummate the Transaction or perform its obligations hereunder.

            4.4	No Brokers or Finders.  No agent, broker, finder, investment or commercial banker or other Person, Governmental Entity or firms engaged by or acting on behalf of Buyer in connection with the negotiation, execution or performance of this Agreement or the Transaction, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or the Transaction.


                                   ARTICLE V
                                   COVENANTS

            5.1	Confidentiality; Access.
            (a)	All confidential information disclosed by any party (or its
representatives) whether before or after the Effective Date, in connection with the Transaction, or the discussions and negotiations preceding the Transaction, to any other party (or its representatives) will be kept confidential by such other party and its representatives and will not be used by any Person other than as contemplated by this Agreement, except to the extent: (i) such information was known by the recipient when received, (ii) such information is or hereafter becomes lawfully obtainable from other sources, (iii) such information is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, and then only to the extent required by such Governmental Entity, (iv) as may otherwise be required by Law or (iv) to the extent such duty as to confidentiality is waived in writing by the other party. Notwithstanding anything to the contrary in this Agreement, any party may make any public disclosure that it is required to make by applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the party making such public disclosure will use its best efforts to advise the other party prior to making the disclosure and to provide the other party the opportunity to comment upon the disclosure).

            (b)	After the Effective Date and subject to applicable Laws and
confidentiality obligations, Seller and Buyer, as the case may be, will afford the other party, its counsel, its accountants and its other representatives, during normal business hours upon reasonable written request, reasonable access to the books, records and other data relating to the Business in such party's possession and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required in connection with compliance with the requirements of any Governmental Entity, billing and collecting of accounts receivable or any other legitimate business purpose. In connection therewith, each party agrees to retain for a period of at least three (3) years after the Effective Date, subject to reasonable extension at the reasonable request of the other party, all books, records and other data relating to the Business in such party's possession immediately after the consummation of the Transaction.

            5.2	Non-Competition.  For a period of thirty-six (36) months after the Effective Date, Seller and its Affiliates shall not engage anywhere in Canada or the United States in the business of software reseller operations (a "Competing Business").

            5.3	Non-Solicitation of Employees.  For a period of thirty-six (36)
months after the Effective Date, Seller and its Affiliates shall not solicit any employee of Buyer or any employee of Seller who Buyer employs, except for any such employee whose employment is terminated by Buyer.

            5.4	Non-Solicitation of Customers.  For a period of thirty-six (36)
months after the Effective Date, Seller and its Affiliates shall not knowingly solicit or provide any goods or services to the customers listed in Schedule 3.12, except to the extent that such goods or services are not in competition with any good or services provided by the Business.

            5.5	Cooperation.  From and after the Effective Date, Buyer and
Seller will work together in good faith to transfer all payments made to one party by debtors of the Business that are made to such party and are properly owed to the other party. Buyer and Seller shall promptly account to the other for all receipts of payments made to such party that are properly owed to the other party and such party shall transfer to the other party any such payments within five (5) business days from receipt thereof.

            5.6	Employment.  Buyer shall be under no duty to hire any employees of Seller and Seller shall remain solely responsible for all matters relating to its employees. Buyer has Seller's permission to offer employment to, and to employ, any of Seller's employees, but Buyer has no duty to undertake any of the foregoing.

            5.7	Leased Property.  Seller shall permit Buyer to have rent-free access and use of the Leased Property through April 30, 2006, so as to facilitate the transition of the Purchased Assets from Seller to Buyer. The Buyer agrees to pay up to, but not in excess of, $800 toward telephone, parking, and operating expenses for the Leased Property during such period.


                                  ARTICLE VI
                                  TAX MATTERS

            6.1	Tax Cooperation.  After the Effective Date, Seller and Buyer
will, subject to the Purchase Price Allocation in Section 2.8: (a) cooperate fully with each other in the preparation and filing of all Tax Returns and with respect to any Tax investigation, audit or other proceeding with respect to the Purchased Assets, and (b) make available any records and other information in their possession or control or in the control of their representatives reasonably requested by such other party in connection therewith, as well as access to, and the cooperation of, their respective auditors.


                                 ARTICLE VII
                               INDEMNIFICATION

            7.1	Obligations of Seller.  Seller agrees to indemnify and hold
harmless Buyer, and its directors, officers, employees, agents, and Affiliates (collectively, "Buyer Indemnified Persons") from and against any and all Losses directly or indirectly, as a result of, or based upon or arising from or resulting from: (a) any inaccuracy in or breach or any nonperformance of any of the representations or warranties, or any covenants or agreements made by Seller in or pursuant to this Agreement; and (b) any Excluded Asset or Excluded Liability.

            7.2	Obligations of Buyer.  Buyer agrees to indemnify and hold
harmless Seller and its directors, officers, employees, agents, and Affiliates (collectively, "Seller Indemnified Persons") from and against any and all Losses, directly or indirectly, as a result of, or based upon or arising from:
(a) any inaccuracy in or breach or any nonperformance of any of the representations or warranties, or any covenants or agreements made by Buyer in or pursuant to this Agreement; and (b) any Assumed Liability or any Purchased Asset related to periods on or after the Closing.

            7.3	Procedure.

            (a)	Any party seeking indemnification with respect to any Loss (the
"Indemnified Party") will promptly notify the party required to provide indemnity hereunder (the "Indemnifying Party") in accordance with Section 8.10, provided, that the failure to give such notice will not affect the right of the Indemnified Party to indemnification except to the extent the failure to give notice prejudices the Indemnifying Party.

            (b)	If any claim, demand or liability is asserted by any third party against any Indemnified Party (a "Third Party Claim"), the Indemnified Party will, upon notice of the claim or demand, promptly notify the Indemnifying Party, subject to the proviso of Section 7.3(a), and the Indemnifying Party will defend and/or settle any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not promptly defend or settle any such claims, the Indemnified Party will have the right to control any defense or settlement, at the expense of the Indemnifying Party. No claim will be settled or compromised without the prior written consent of each party to be affected, with such consent not being unreasonably withheld. The Indemnified Party will at all times also have the right to participate fully in the defense at its own expense unless there is, under applicable law, a conflict on any significant issue between Indemnifying Party and Indemnified Party, in which case the reasonable fees and expenses of one counsel in respect of such claim incurred by the Indemnified Party will be paid by Indemnifying Party. The parties will cooperate in the defense of all Third-Party Claims that may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party will make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

            (c)	If the Indemnified Party has a claim against the Indemnifying
Party that does not involve a Third Party Claim (an "Inter-Party Claim"), the Indemnified Party will notify the Indemnifying Party with reasonable promptness of the claim, and, to the extent known, specifying the nature, estimated amount and the specific basis for the claim. If the Indemnifying Party disputes the claim, the Indemnified and the Indemnifying Party will negotiate in good faith to resolve the dispute, and if not resolved, either party may pursue whatever remedies it may have.

            (d)	If any Loss is covered by insurance, the Indemnified Party will file claims against the applicable policies.  The provisions of this Article
VII are subject to the rights of any Indemnified Party's insurer that may be defending any such claim. If the Indemnifying Party makes any payment hereunder of a Loss, the Indemnifying Party will be subrogated, to the extent of the payment and permitted by the applicable policies, to the rights of the Indemnified Party against any insurer or third party with respect to the Loss.

            7.4	Indemnification Threshold; Maximum Losses.  Seller will have no liability for Losses incurred by Buyer Indemnified Persons, and Buyer will have no liability for Losses incurred by Seller Indemnified Persons, unless and until the aggregate of all Losses incurred by such Buyer Indemnified Persons or Seller Indemnified Persons, as applicable, exceeds $5,000 and then only to the extent of any Losses in excess of that amount (the "Deductible Amount"); provided, that: (i) the Deductible Amount shall not apply to any breach of a covenant, and (ii) the Deductible Amount shall not apply to and the Seller shall be liable for all Losses related to or arising out of any Encumbrances against any of the Purchased Assets.

            7.5	Survival of Representations and Warranties.  The
representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and the consummation of the Transaction.
The representations and warranties contained in or made pursuant to this Agreement will expire on the thirty-six (36)-month anniversary of the Effective Date (the "Expiration Date"), except as provided below. The parties agree that no claims or causes of action may be brought against Buyer or Seller based upon, directly or indirectly, any of the representations and warranties contained in this Agreement after the Expiration Date; except the representations and warranties made by Seller in Sections 3.3 and 3.15, as to which a claim or cause of action may be made at any time until the expiration of the applicable statute of limitations. Any matter as to which a claim has been asserted by notice to the other party on or prior to the Expiration Date and that is pending or unresolved on the Expiration Date will continue to be covered by this Article VII notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid. The right to indemnification or other remedy based on such representations, warranties and covenants will not be affected by any investigation conducted, or any Knowledge acquired at any time, whether before or after the Effective Date, by the party to be indemnified, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty or covenant.

            7.6	Adjustment to Purchase Price.  Any payment pursuant to this
Article VII will be treated for Tax purposes as an adjustment to the Purchase Price.


                                 ARTICLE VIII
                                    GENERAL

            8.1	Publicity and Reports.  No release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without the prior written approval of Seller and Buyer (which approval shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, any party may make any public disclosure that it is required to make by applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the party making such public disclosure will use its best efforts to advise the other party prior to making the disclosure and to provide the other party the opportunity to comment upon the disclosure). The parties shall cooperate with each other in making any release or announcement. Notwithstanding the foregoing, after the initial announcement, each party may issue further press releases, tombstones and similar announcements without the consent of the other party provided that such announcement is consistent with the information contained in the initial announcement.

            8.2	Amendments; Waivers.  Except as expressly provided herein, this
Agreement and any attached Schedule or Exhibit may be amended only by agreement in writing of all parties. No waiver of any provision or consent to any exception to the terms of this Agreement or any agreement contemplated hereby will be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

            8.3	Schedules; Exhibits; Integration.  Each Schedule and Exhibit
delivered pursuant to the terms of this Agreement must be in writing and will constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such Schedules and Exhibits, and the other agreements and instruments delivered concurrently herewith, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

            8.4	Further Assurances.  Each party will execute and deliver, after the Effective Date, such further certificates, agreements and other documents and take such other actions as the other party may reasonably request or as may be necessary or appropriate to consummate or implement the Transaction or to evidence such events or matters.

            8.5	Governing Law.  This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of Ohio applicable to Contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

            8.6	No Assignment.  Except as provided in this Section 8.6, prior to the Effective Date, this Agreement shall not be assignable by any of the parties hereto without the written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any assignment of this Agreement pursuant to this Section 8.6 shall not relieve Buyer or Seller of their obligations hereunder.

            8.7	[Intentionally omitted.]

            8.8	Counterparts.  This Agreement and any amendment hereto or any other agreement delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party. A facsimile signature page will be deemed an original.

            8.9	Successors and Assigns; No Third Party Beneficiaries.  This
Agreement is binding upon and will inure to the benefit of each party and their respective successors or assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person or Governmental Entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            8.10 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and will be deemed to have been given: (a) immediately when personally delivered or delivery is refused; (b) when received by first class mail, return receipt requested; (c) one business day after being sent by Federal Express or other overnight delivery service; or (d) when receipt is acknowledged, either electronically or otherwise, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the parties will, unless another address is specified by a party hereafter in writing, be sent to the respective addresses indicated below:

	If to Seller:				with copies to:
	MYCOM Group, Inc.			Thomas E. Martin
	602 Main Street				c/o Lindhorst & Dreidame
	Suite 1100				312 Walnut Street, Suite 2300
	Cincinnati, Ohio 45202			Cincinnati, Ohio 45202
						Telephone No. (513) 421-6630
						Telecopier No. (513) 421-0212

	If to Buyer:				with copies to:
	c/o Rippe & Kingston Systems, Inc.	Jeffrey Schloemer
	1077 Celestial Street			c/o Taft, Stettinius & Hollister
	Rookwood Building			425 Walnut Street
	Cincinnati, Ohio 45202			1800 U.S. Bank Tower
	Attention:  George Kingston		Cincinnati, Ohio 45202
	Telephone No.  (513) 241-1375		Telephone No.  (513) 381-2838
	Telecopier No.  (513) 241-7843		Telecopier No.  (513) 381-0205




The addresses to which notices or demands are to be given may be changed from time to time by notice served as provided above. Delivery of notice to the copied parties above is not notice to Buyer or Seller, as the case may be.

            8.11	Expenses.  Seller and Buyer will pay their own expenses
incident to the negotiation, preparation and performance of this Agreement and the Transaction, including, the fees, expenses and disbursements of their respective investment bankers, consultants, accountants and counsel.

            8.12	Severability.  If any provision of this Agreement is
held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties. All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

            8.13	Waiver of Jury Trial.  SELLER AND BUYER HEREBY
IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SELLER OR BUYER OR THEIR RESPECTIVE REPRESENTATIVES IN THE NEGOTIATION OR PERFORMANCE HEREOF.

[Remainder of This Page Intentionally Left Blank]


            IN WITNESS WHEREOF, each of the parties has executed this Asset Purchase Agreement as of the day and year first above written.

					"SELLER"
					MYCOM GROUP, INC.

					By:______________________________
					   Name:
					   Its:

					"BUYER"
					RIPPE & KINGSTON SYSTEMS, INC.

					By:______________________________
					   Name:
					   Its:






                                SCHEDULE 2.1(a)

                               PURCHASED ASSETS

The following assets and properties of the Business (excluding any such assets or properties that are Excluded Assets) constitute Purchased Assets:

(1)	Rippe & Kingston Systems, Inc. is purchasing, acquiring and accepting the following Purchased Assets:

	(a)	All Intellectual Property set forth on Schedule 3.6 and all of
Seller's right, title and interest in and to any Contracts related thereto.

	(b)	All of Seller's right, title and interest in and to the
Contracts and/or relationships with third parties pursuant to which Seller is licensed or permitted to use, manufacture, sell or distribute such third parties' Software or other products.

	(c)	All of Seller's right, title and interest in and to the
Contracts and/or relationships with the customers of the Business set forth on
Schedule 3.12 located in all countries other than Canada and all Accounts Receivable associated with these customers.

	(d)	All of the Accounts Receivable.

	(e)	All computers, servers (including, without limitation, all
servers utilized in connection with or relating to any of Seller's customer relationship software (such as, but not limited to, the customer relationship software known as Telemagic) or the Peachtree user license), equipment, furniture, fixtures, materials, supplies, and other personal property owned or leased by Seller used in connection with the Business.

	(f)	All furniture, computers and equipment, other than the
furniture, computers and equipment located in the offices of Rob Bransom, Carol Weinstein, James Bobbitt and Trudy Kimmel, and the mail server and operating server located in the server room.

	(g)	All sales data, sales and promotional literature, advertising matter, business and marketing plans, customer and supplier lists (including lists of former and prospective customers to extent such lists exist), mailing lists, databases, information relating to customers, suppliers and advertisers of the Business, and all rights thereto of Seller.

	(h)	All inventory, including all merchandise, work in progress,
finished products and other tangible personal property held for sale in the Business or that are used in connection with the Business.

	(i)	All books, files, and records relating to the Business.


	(j)	All telephone, facsimile numbers, and any and all "800" numbers, including, without limitation, 800-536-7539, 513-891-7867 and 513-891-2834, and other similar property used in connection with the Business.

	(k)	The trade names "Broughton" and "Broughton International" and all derivatives thereof.

	(l)	All of Seller's right, title and interest under all
confidentiality, conflicts of interest and proprietary rights agreements or similar contracts with all of Seller's current or former employees or consultants, with respect to the confidential information or Intellectual Property of the Business.

	(m)	All of Seller's right, title and interest under express or
implied warranties from suppliers, manufacturers or vendors with respect to the Purchased Assets, to the extent any such warranties are not limited exclusively to Seller by its terms.

	(n)	Seller's rights and claims under the Contracts listed on
Schedule 2.5(b)(10).

	(o)	All other assets owned by Seller that are used in connection with the operation of the Business.

	(p)	Website address and URL for Broughton-int.com


                                SCHEDULE 2.1(b)

                                EXCLUDED ASSETS


	(a)	Cash, cash equivalents, checks, bank accounts and similar
investments (but not petty cash) of Seller, including those of the Business.

	(b)	All rights of Seller under this Agreement and the documents
relating to the Transaction, including the consideration delivered or deliverable to Seller pursuant to this Agreement.

	(c)	Seller's organizational documents, corporate seals, minute
books, stock books and other corporate records having to do with the corporate organization and capitalization of Seller and all income Tax records.

	(d)	Seller's books of account.

	(e)	Any right to Tax refunds of Seller (except for accrued Taxes in the manner set forth on Schedule 2.6(b)).

	(f)	Any rights to any of Seller's insurance policies, premiums or proceeds from insurance coverages.

	(g)	Prepaid expenses and deposits.

	(h)	Items of furniture, fixtures, and computer equipment not
otherwise provided for in Schedule 2.1(a).

	(i)	Royalties due Seller from (i) SecurePipe, Inc. as a result of
Seller's sale of its managed service business to SecurePipe, Inc., and (ii) DLP Technologies, Inc. as a result of Seller's sale of its network services business to DLP Technologies, Inc.

	(j)	The following intellectual property and rights related thereto:

	(i) the names "The Mycom Group", "Mycom", and "MycomPro"; and (ii) the Internet domain name and electronic mail address "mycom.com".

	(k)	The furniture, computers and equipment located in the offices of
Rob Bransom, Carol Weinstein, James Bobbitt and Trudy Kimmel, and the mail server and operating server located in the server room.




                                 SCHEDULE 2.2

                             EXCLUDED LIABILITIES

Excluded Liabilities include, without limitation, all of the liabilities and obligations of the Seller arising out of or relating to the following:

	(a)	The Excluded Assets.

	(b)	Any Orders or Actions pending or entered on or prior to the
Effective Date, or asserted or entered after the Effective Date, arising out of or relating to a breach or default by Seller.

	(c)	Liabilities for Taxes of Seller or Taxes attributable to the ownership of the Purchased Assets or operation of the Business for any taxable period (or portion of any period) ending prior to the Effective Date (except for certain accrued Taxes in the manner set forth on Schedule 2.6(b) and except for retail sales tax, or any similar retail sales tax imposed, billed by Seller to its customers prior to Closing to the extent collected by Buyer after the Closing).

	(d)	All liabilities and obligations of Seller in respect of the
Business employees.

	(e)	All liabilities and obligations of Seller under any Contract that constitutes an Excluded Asset or an Excluded Liability.

	(f)	All notes payable, bank debt, or Affiliate debt, but
specifically excluding the note obligations assumed by Buyer under Section 2.2(ii).

	(g)	All liabilities and obligations arising out of any Environmental
Incident occurring prior to the Closing.

	(h)	All liabilities and obligations of Seller that have accrued or will accrue under this Agreement.

	(i)	The Lease and any and all obligations and liabilities related to the Leased Property.

	(j)	All liabilities and obligations under or in connection with any of Seller's Plans or any other employee benefit plan.

	(k)	All liabilities and obligations under or in connection with
those Contracts set forth in Schedule 2.5(b)(10), except to the extent such obligations arise due to action taken by the Buyer after the Closing.



                              SCHEDULE 2.5(b)(10)
                                   CONTRACTS

Authorized Reseller Program Agreement, dated as of February 8, 2005, between Seller and McAfee, Inc. (f/k/a Network Associates, Inc.), a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

Indirect Certified Solution Partner Agreement, dated as of June 21, 2004, between Seller and PGP Corporation, a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

Symantec Government Reseller Agreement, dated as of May 27, 2005, between Seller and Symantec Corporation, a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

Symantec Education Reseller Agreement, dated as of May 31, 2005, between Seller and Symantec Corporation, a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

Lease Agreement for the copy machine, a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

Skyview Partners, Inc. Reseller Agreement dated as of March 7, 2006 between Seller and Skyview Partners, Inc., a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

Peachtree User License, a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.



                                SCHEDULE 2.6(b)
                           ESTIMATED NET LIABILITIES

            Accounts Receivable (attached)			$290,203.77
            Less:
            Trade Accounts Payable (attached)			(617,561.16)
            Note Payable to WRQ (attached)			(200,331.40)
                                                                ------------
            Net Liabilities					(527,688.79)
            Target Net Liabilities				 350,000.00
                                                                ------------
            Amount Net Liabilities is greater than Target	(177,688.79)
		Unadjusted Purchase Price paid at closing	 300,000.00
                                                                ------------
            Adjusted Purchase Price paid at closing		$122,311.24


                                 SCHEDULE 2.8
                         ALLOCATION OF PURCHASE PRICE

            All furniture, fixtures, computers, equipment	$10,000

            Customer Lists and Goodwill				$840,000

            Total						$850,000


                                 SCHEDULE 3.2
                              NON-CONTRAVENTION

Consent of McAfee, Inc., PGP Corporation and Symantec to the assignment of the following contracts:

	Authorized Reseller Program Agreement, dated as of February 8, 2005, between Seller and McAfee, Inc. (f/k/a Network Associates, Inc.), a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

	Indirect Certified Solution Partner Agreement, dated as of June 21, 2004, between Seller and PGP Corporation, a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

	Symantec Government Reseller Agreement, dated as of May 27, 2005, between Seller and Symantec Corporation, a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

	Symantec Education Reseller Agreement, dated as of May 31, 2005, between Seller and Symantec Corporation, a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

	Skyview Partners, Inc. Reseller Agreement dated as of March 7, 2006 between Seller and Skyview Partners, Inc., a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

	Peachtree User License, a true, correct, and complete copy of which Seller represents and warrants to Buyer is attached hereto.

Consent of the lessor to transfer the Lease Agreement for the copy machine.


                                 SCHEDULE 3.6
                             INTELLECTUAL PROPERTY

1.	The "Broughton" and "Broughton International" names, tradenames, and any and all intellectual property rights, and the goodwill associated therewith, that include the "Broughton" name or relate in any way to "Broughton".

2.	The domain names Broughton-inc.com.

3.	Any and all web pages, web sites and web sites content, or other web-
related materials or tools utilized by the Business, including, without limitation, those created or developed for, referencing to, or used in connection with the names "Broughton" or "Broughton International".

4.	Customer management relationship software known as Telemagic.

5.	Rights to use Peachtree software.


                                 SCHEDULE 3.9
                               EMPLOYEE BENEFITS


Dental

Life Insurance

Medical

AFLAC (Supplemental Income)

401(k) Retirement Plan

Short/Long Term Disability


                                 SCHEDULE 3.10
                       SELLER'S FINANCIAL STATEMENTS


                                 SCHEDULE 3.11
                              MATERIAL CONTRACTS


                                 SCHEDULE 3.12
                                   CUSTOMERS



                                 SCHEDULE 3.14
                                ADVERSE CHANGES


Two material vendors, WRQ and Arrow Electronics (MOCA), notified Seller of credit holds.


                               SCHEDULE 3.15(f)
                                 TAX MATTERS

Seller has filed for an extension of its 2005 federal tax return, 2006 Ohio Franchise tax return and 2005 Cincinnati Income tax return.